Exhibit 67

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.
Dated November 23, 2005

TOUCAN CAPITAL FUND II, L.P.
BY:	/s/ Linda Powers

NAME:	Linda Powers

TITLE:	Managing Director

TOUCAN GENERAL II, LLC
BY:	/s/ Linda Powers

NAME:	Linda Powers

TITLE:	Managing Member

TOUCAN MANAGEMENT, LLC
BY:	/s/ Linda Powers

NAME:	Linda Powers

TITLE:	Managing Member

/s/ Linda Powers

LINDA POWERS

/s/ Robert Hemphill, Jr.

ROBERT HEMPHILL, JR.

/s/ Bruce Robertson

BRUCE ROBERTSON, PH.D.

TOUCAN PARTNERS, LLC
BY:	/s/ Linda Powers

NAME:	Linda Powers

TITLE:	Managing Member